EXHIBIT 99.1

Virtu Financial, Inc.
900 3rd Avenue, 29th Floor
New York, New York 10022

Virtu Releases Statement
NEW YORK, March 16, 2017 (GLOBE NEWSWIRE) -- Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, today released the following statement:
“While we typically do not as a matter of policy comment about Virtu’s merger and acquisition activities, following yesterday’s press release by KCG Holdings, Inc. we can confirm that Virtu made a preliminary, non-binding proposal to acquire KCG.  There are no assurances that any transaction will result from this proposal and Virtu does not intend to make any additional comments regarding this matter at this time.”
About Virtu Financial, Inc.
Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.
Cautionary Note Regarding Forward-Looking Statements
The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations
Andrew Smith
Virtu Financial, Inc.
(212) 418-0195
investor_relations@virtu.com

Media Relations
media@virtu.com